Exhibit 99.15
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2007	2008	2009	2010	2011
January	15.445	17.177	12.065	13.590	16.069
February	16.333	16.794	10.847	13.008
March	15.520	17.574	10.339	14.117
April	16.592	17.319	10.825	14.678
May	15.905	17.809	11.268	14.760
June	16.377	18.863	11.160	14.508
July	15.948	18.018	11.506	14.421
August	16.762	17.994	11.744	13.774
September	17.328	17.958	12.938	14.529
October	16.109	16.188	12.181	13.988
November	17.169	14.765	12.588	14.877
December	14.506	10.232	10.566	12.589

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.